                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                         VALASSIS COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                          VALASSIS COMMUNICATIONS, INC.
                              19975 VICTOR PARKWAY
                                LIVONIA, MI 48152

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT

                             TO BE HELD MAY 16, 2000

       The Annual Meeting of Stockholders of Valassis Communications, Inc. ("Valassis" or the "Company") will be held at Essex House, 160 Central Park South, New York City, New York 10019 on the 16th day of May 2000, at 9:00 a.m. (Eastern Daylight Time), to:

       (1) elect nine directors to the Company's Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

       (2) ratify the selection of Deloitte & Touche LLP, as independent auditors for the Company for the 2000 fiscal year; and

       (3) transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

       The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                         By Order of the Board of Directors,

                                         BARRY P. HOFFMAN
                                         Secretary

April 12, 2000

                          VALASSIS COMMUNICATIONS, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 16, 2000

                                  INTRODUCTION

       This Proxy Statement is being furnished to stockholders of record of Valassis Communications, Inc. ("Valassis" or the "Company") as of April 3, 2000 ("Record Date"), in connection with the solicitation by the Board of Directors of Valassis of proxies for the 2000 Annual Meeting of Stockholders ("Annual Meeting") to be held at Essex House, 160 Central Park South, New York City, New York 10019 on May 16, 2000 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is April 12, 2000.

                       OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on April 3, 2000 as the Record Date for the determination of stockholders entitled to notice of the Annual Meeting, and only holders of record of the Common Stock, par value $.01 per share ("Common Stock"), of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 54,802,514 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

       The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

       On April 1, 1999, a committee of the Board of Directors of the Company declared a three for two stock split that was effected in the form of a special distribution on May 12, 1999 to stockholders of record as of April 16, 1999 (the "Stock Split"). All shares of Common Stock reported in this Proxy Statement, including percentages of stock ownership, amount and exercise prices of outstanding stock options, and stockholdings of executive officers, directors and 5% beneficial holders takes into effect the Stock Split. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

       Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       To the Company's knowledge, as of February 29, 2000, the only persons (including "groups" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who beneficially own more than 5% of the Company's Common Stock are the following:

Title of                      Name and Address                      Beneficial         Percent
Class                       of Beneficial Owner                     Ownership          of Class
-----                       -------------------                     ----------         --------
Common Stock               Goldman Sachs Asset Management(1)        4,874,460           8.7%
                           1 New York Plaza
                           New York, New York  10004

Common Stock               Morgan Stanley Dean Witter & Co.(2)      3,814,201          6.78%
                           1585 Broadway
                           New York, New York  10036

Common Stock               AMVESCAP PLC(3)                          2,903,790          5.16%
                           1315 Peachtree Street, N.E.
                           Atlanta, Georgia  30309

----------------
(1) According to information contained in a Schedule 13G filing with the Securities and Exchange Commission ("SEC") on February 11, 2000, Goldman Sachs Asset Management ("GS") has sole voting and sole dispositive power with respect to 4,874,460 shares of Common Stock. In addition, according to such filing, GS disclaims beneficial ownership of the Common Stock beneficially owned by (i) any client accounts with respect to which GS or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which a subsidiary of GS is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other GS.

(2) According to information contained in a Schedule 13G filing with the SEC on February 4, 2000, Morgan Stanley Dean Witter & Co. has shared voting power with respect to 3,678,601 shares of Common Stock and shared dispositive power with respect to 3,814,201 shares of Common Stock. Morgan Stanley Dean Witter & Co. does not have sole voting or sole dispositive power over any of the 3,814,201 shares of Common Stock.

(3) According to information contained in a Schedule 13G filing with the SEC on February 4, 2000, AMVESCAP PLC, AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisers, Inc., and INVESCO (NY) Asset Management, Inc. have shared voting and shared dispositive power over the 2,903,790 shares of Common Stock.

                        DIRECTORS AND EXECUTIVE OFFICERS

       The Board of Directors presently is comprised of nine directors. All directors elected at the 2000 Annual Meeting will serve until the next Annual Meeting or until their respective successors are duly elected and qualified.

1.     ELECTION OF DIRECTORS (PROPOSAL 1)

       Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company.

       Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following nine nominees: Richard N. Anderson, Patrick F. Brennan, Seth Goldstein, Brian J. Husselbee, Joseph E. Laird, Jr., Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on the Board of Directors and will be elected by a plurality of the votes cast at the Annual Meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the "Exceptions" box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

DIRECTORS

       Richard N. Anderson, 54, has served as a director of Valassis since December 1998. He has served as Executive Vice President of Manufacturing and Media of Valassis since 1992 and served as Group Vice President of Inserts from 1986 through 1992. Mr. Anderson held various management positions with Valassis Inserts, Inc., the Company's former subsidiary ("Inserts"), including Division Vice President and Vice President of Manufacturing, since joining Inserts in 1982 until its merger with Valassis.

       Patrick F. Brennan, 68, has served as director of Valassis since August 1998. He retired in December 31, 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc., one of the nation's leading paper companies. Mr. Brennan serves as a member of the Board of Directors of Northland Cranberries, Inc., a juice manufacturing company.

       Seth Goldstein, 29, has served as a director of Valassis since March 1999. Since January 1999, he has served as Entrepreneur-in-Residence at Flatiron Partners, a prominent Internet Venture Capital firm. In March 1998, he created a new digital convenience service for busy, connected professionals called www.root.net. In August 1995, he founded Site Specific, one of the first Internet marketing agencies which was acquired in May 1997 by US Web/CKS. Mr. Goldstein served as Senior Vice President of the CKS Group until March 1998. Prior to 1995, Mr. Goldstein founded a CD-ROM company called Riverbed. Mr. Goldstein is an advisor to a number of e-commerce and e-service companies, including the Impulse Buy Network and Support City.

       Brian J. Husselbee, 48, has served as a director of Valassis since August 1998. He is the President and Chief Executive Officer, since July 1997, and was General Manager, from January 1997 to June 1997, of NuWorld Marketing, Ltd., a coupon clearing organization. Prior to that, he was President of Nielsen Clearing House Canada from January 1996 to December 1996 and Senior Vice President of Nielsen Clearing House U.S.A. from January 1994 to December 1995. He was on the Compensation Committee of NuWorld Marketing, Ltd. during 1998.

       Joseph E. Laird, Jr., 54, has served as a director of Valassis since June 1999. Since January 1999, he has served as Chairman and Chief Executive Officer of Laird(2), a specialty investment bank focused exclusively on the database information industry. From 1989 through 1999, he served as a Managing Director of the Database Information Strategic Industry Group at Veronis, Suhler & Associates. Mr. Laird serves as a member of the Board of Directors of FactSet Research Systems, a financial database information company.

       Robert L. Recchia, 43, has been Chief Financial Officer, Treasurer and a director of Valassis since October 1991. Mr. Recchia has been Chief Financial Officer and Treasurer, since joining Inserts in 1982 until its merger with Valassis.

       Marcella A. Sampson, 69, has served as a director of Valassis since August 1998. She retired in 1999 from Central State University in Wilberforce, Ohio. During her 35 years of service to Central State, she served as Dean of Students and directed the Central State University Career Services Center since 1975. She has received awards and honors for her work in the field of education and is a recognized expert in college student placement, particularly experiential opportunities.

       Alan F. Schultz, 41, has served as a director of Valassis since December 19, 1995. He is Chief Executive Officer, President and Chairman of the Board of Directors of Valassis. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as Executive Vice President and Chief Operating Officer of Valassis from 1996 through 1998 and served as Executive Vice President of Sales and Marketing of Valassis from 1992 through 1996. Mr. Schultz has held positions as Director of Insert Operations and Vice President of the Central Sales Division at Inserts, since joining Inserts in 1984 until its merger with Valassis.

       Ambassador Faith Whittlesey, 61, was elected a director of Valassis in January 1992. She has had a long career in government, law and politics at local, state and national levels. She has served as President and Chairman of the Board of the American Swiss Foundation, headquartered in New York, since 1989 and as President of Maybrook Associates, Inc. since 1998. She served as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the Senior White House Staff. Ambassador Whittlesey serves as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation and of the Advisory Board of Nestle USA, Inc.

ADDITIONAL EXECUTIVE OFFICERS

In addition to the executive officers who are listed as being directors of Valassis, Valassis has the following executive officers:

       Richard Herpich, 48, has served as Executive Vice President of Manufacturer Services of Valassis since June 1998. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.

       Barry P. Hoffman, 58, has served as Executive Vice President, General Counsel and Secretary of Valassis since July 1991, and was a director from October 1991 through January 1992. Mr. Hoffman has been Group Vice President, General Counsel and Secretary, since joining Inserts in 1982 until its merger with Valassis. He served as a director of Inserts from October 1991 until January 1992.

       Peter J. Simons, 53, has served as Executive Vice President of Retail Services of Valassis since June 1998. Prior to that, he was Vice President of Valassis Impact Promotions, a division of Valassis, since 1988. From 1987 to 1988, he started and was Vice President of Printing Operations, and from 1986 to 1987, he was Vice President of Wichita Color Graphics, both divisions of Valassis.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

       The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by the directors, the five executive officers named under the heading "SUMMARY COMPENSATION TABLE," and all directors and executive officers as a group, as of February 22, 2000. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock includes 55,549,793 shares of Common Stock outstanding as of February 22, 2000 and the shares of Common Stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from February 22, 2000. The address of Seth Goldstein is c/o Flatiron Partners, 257 Park Avenue South, 12th Floor, New York, NY 10010. The address of Joseph E. Laird, Jr. is c/o Laird Squared, 380 West 12th Street, Suite 7A, New York, NY 10014. The address of all other persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

                                                      Shares Beneficially
Name                                                       Owned (1)            Percent
----                                                       ---------            -------
Richard N. Anderson                                        369,278(2)               *
Patrick F. Brennan                                           7,797(3)               *
Seth Goldstein                                               3,517(4)               *
Richard Herpich                                            276,804(5)               *
Barry P. Hoffman                                           296,990(6)               *
Brian J. Husselbee                                           6,897(7)               *
Joseph E. Laird, Jr                                            373                  *
Robert L. Recchia                                          314,674(8)               *
Marcella A. Sampson                                          6,897(9)               *
Alan F. Schultz                                            844,983(10)            1.5%
Faith Whittlesey                                            13,105(11)              *
All executive officers and directors as a
group (12 persons)                                       2,162,515(12)            3.8%

----------------
(*)        Less than 1.0%

(1) Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2) Includes currently exercisable options to purchase 310,000 shares of Common Stock pursuant to the Company's Amended and Restated Long Term Incentive Plan ("LTIP").

(3) Includes currently exercisable options to purchase 6,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(4) Includes currently exercisable options to purchase 3,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(5) Includes currently exercisable options to purchase 249,000 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(6) Includes currently exercisable options to purchase 262,000 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(7) Includes currently exercisable options to purchase 6,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(8) Includes currently exercisable options to purchase 280,000 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(9) Includes currently exercisable options to purchase 6,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(10) Includes currently exercisable options to purchase 748,750 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(11) Includes currently exercisable options to purchase 6,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(12) This number includes currently exercisable options to purchase 1,882,750 shares of Common Stock pursuant to the Company's Amended and Restated LTIP. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the 1,882,750 shares of Common Stock for which the Company's directors and executive officers as a group hold currently exercisable options have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

                       OPERATION OF THE BOARD OF DIRECTORS

       During the fiscal year ended December 31, 1999, the Board of Directors of the Company held seven meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served.

                             COMMITTEES OF THE BOARD

       The standing committees of the Board of Directors include the Executive Committee, the Audit Committee and the Compensation/Stock Option Committee (each, a "Board Committee" and collectively, the "Board Committees").

       The Executive Committee, whose members are Alan F. Schultz, Robert L. Recchia and Ambassador Faith Whittlesey, is generally authorized to exercise the powers of the Board of Directors in the management of the Company; provided, however, that the Executive Committee does not have the authority to declare cash dividends, amend the certificate of incorporation of the Company, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all the Company's assets or recommend the dissolution of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 1999.

       The Audit Committee, whose members are Patrick F. Brennan, Seth Goldstein and Joseph E. Laird, Jr., recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relevant to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee met once during the fiscal year ended December 31, 1999.

       The Compensation/Stock Option Committee, whose members are Ambassador Faith Whittlesey, Brian J. Husselbee and Marcella A. Sampson, administers the Amended and Restated LTIP, the Senior Executives Annual Bonus Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation/Stock Option Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act. During the fiscal year ended December 31, 1999, the Compensation/Stock Option Committee met four times.

                              DIRECTOR COMPENSATION

       Currently, directors who are not employees of the Company or its affiliates (each, an "Independent Director") each receive the following: (i) a fee of $34,000, comprised of $14,000 in cash plus an annual grant of restricted stock, pursuant to the Company's Employee and Director Restricted Stock Award Plan, having an aggregate fair market value equal to $20,000, granted on a pro-rated quarterly basis ("Independent Director Fee"); (ii) a Board of Directors meeting fee, in addition to the Independent Director Fee, of $2,000 per meeting attended and $1,000 per telephonic meeting attended; (iii) a Board Committee meeting fee, in addition to the Independent Director Fee, of $1,000 per meeting attended and $500 per telephonic meeting attended, payable only if such Board Committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting (telephonic meeting fees will be paid on a pro-rated basis if an Independent Director does not participate via telephone for the entire meeting); and (iv) 3,000 stock options pursuant to the Amended and Restated LTIP, with a one year vesting requirement.

       Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Anderson, Recchia and Schultz are not compensated as such for their services as directors.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange ("NYSE"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

       The following Summary Compensation Table sets forth the compensation of Alan F. Schultz, the Chief Executive Officer and President of the Company, and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the Company's last three (3) completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                       Long-Term
                                          -------------------                  Compensation Awards
                                                                           ---------------------------
                                                                                           Securities
                                                                            Restricted     Underlying     All Other
Name and Principal                                                         Stock Award(s)     Stock     Compensation
Position                     Fiscal Year     Salary($)(1)  Bonus($)(2)       ($)(3)(4)      Options(#)      ($)(5)
--------------------------------------------------------------------------------------------------------------------
Alan F. Schultz           December 31, 1999   $  550,000   $  550,000       $  372,188      375,000(6)   $   14,192
  Chief Executive         December 31, 1998      442,700      442,700          264,375      375,000(7)       12,608
  Officer, President      December 31, 1997      400,010      400,010          157,500      187,500(8)    2,015,552(9)
  and Director

Richard N. Anderson       December 31, 1999      325,008      325,008          148,875      150,000(6)       14,192
  Executive Vice          December 31, 1998      320,008      320,008           70,500      150,000(7)       12,608
  President,              December 31, 1997      320,008      320,008           63,000      112,500(8)      465,560(9)
  Manufacturing and
  Media, and Director

Barry P. Hoffman          December 31, 1999      300,000      300,000          148,875      150,000(6)       14,192
  Executive Vice          December 31, 1998      287,508      287,508           70,500      150,000(7)       12,608
  President, General      December 31, 1997      287,508      287,508           63,000       30,000(8)      415,552(6)
  Counsel and Secretary

Robert L. Recchia         December 31, 1999      300,000      300,000          148,875      150,000(6)       14,192
  Chief Financial         December 31, 1998      287,508      287,508          105,750      150,000(7)       12,608
  Officer, Treasurer      December 31, 1997      287,508      287,508           63,000       75,000(8)      715,552(9)
  and Director

Richard Herpich           December 31, 1999      235,000      250,000(10)      148,875      150,000          14,192
  Executive Vice          December 31, 1998      225,004      267,752(10)      105,750      150,000(7)       12,608
  President,              December 31, 1997      225,004      148,097           42,000       36,000(8)       15,552
  Manufacturer
  Services

----------------
(1) Salary includes all before-tax contributions by the executive to the Company's Employees' 401(k) Retirement Savings Plan.

(2) The figures reported in the bonus column represent amounts earned and accrued for each year and do not include amounts paid in each year which were earned and accrued in the prior year.

(3) Consists of the value of restricted stock granted under the Company's Employee and Director Restricted Stock Award Plan or Executive Restricted Stock Award Plan, as the case may be. All such shares of restricted stock will vest over a three-year period with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year. A recipient of restricted stock under either of such plans has the right to receive dividends, if any, during such restricted period. The dollar value set forth for the 1997, 1998 and 1999 restricted stock awards represents the market value of the shares on the first business day after the date of the grant ($21.00 on January 2, 1997, $35.25 on January 2, 1998 and $49.625 on January 4, 1999). The grants of restricted stock to Mr. Schultz were pursuant to his Employment Agreement. See "Employment Agreements."

(4) The number and value of aggregate restricted stock holdings of each of the named executives on December 31, 1999 was: Mr. Schultz, 22,612 shares ($955,357); Mr. Anderson, 8,040 shares ($339,690); Mr. Hoffman, 8,040 shares ($339,690); Mr. Recchia, 9,045 shares ($382,151); and Mr. Herpich, 8,535 shares ($360,604). The value of the restricted stock is determined by multiplying the total shares held by each named executive by the closing price of the Company's stock on the New York Stock Exchange on December 31, 1999 ($42.250).

(5) Unless otherwise noted, amounts disclosed in this column consist of contributions by the Company on behalf of the executive to the Company's Employees' Profit Sharing Plan.

(6) Consists of nonqualified stock options granted on January 12, 1999 reflecting the adjustment after the Company's three-for-two stock split in respect of the Company's Common Stock pursuant to the Company's Amended and Restated LTIP. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $41.33, $45.33 and $49.33, respectively. In any event, however, such options vest by January 12, 2003 and shall be exercisable until January 12, 2005.

(7) Consists of nonqualified stock options granted on September 15, 1998 reflecting the adjustment after the Company's three-for-two stock split in respect of the Company's Common Stock pursuant to the Company's Amended and Restated LTIP. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $28.00, $31.33 and $34.67, respectively. In any event, however, such options vest by September 15, 2003 and shall be exercisable until September 15, 2005.

(8) Consisted of nonqualified stock options granted in December 1997 reflecting the adjustment after the Company's three-for-two stock split in respect of the Company's Common Stock pursuant to the Company's Amended and Restated LTIP. Such stock options became exercisable 20% per year over five years.

(9)   Represents a special cash bonus paid in 1997 to Alan F. Schultz, Richard
      N. Anderson, Barry P. Hoffman and Robert L. Recchia in the amount of $2,000,000, $450,008, $400,000 and $700,000, respectively by Conpress
      International (Netherlands Antilles) N.V., in connection with the U.S. and foreign offerings of all of its stock in Valassis in July 1997. The total amount paid by Conpress International (Netherlands Antilles) N.V. (including the amounts listed in this table) to certain Valassis executives was $7,300,000. In addition, such amount includes a contribution by the Company on behalf of each such executive to the Company's Employee Profit Sharing Plan of $15,552.

(10) Includes amounts paid to Mr. Herpich under compensation plans in which he participated prior to the time he became an executive officer of the Company.

          OPTION GRANTS IN LAST FISCAL YEAR TO NAMED EXECUTIVE OFFICERS

                                                                          Potential Realizable Value at
                                                                           Assumed Annual Rate of Stock
                        Individual Grants(*)                            Price Appreciation for Option Term
                      --------------------------                       ------------------------------------
                      Number of     Percent of
                      Securities  Total Options
                      Underlying    Granted to     Exercise or
                       Options     Employees in    Base Price
Name                  Granted(#)    Fiscal Year    ($/sh)(1)     Expiration Date    5%($)          10%($)
-----------------------------------------------------------------------------------------------------------
Alan F. Schultz        375,000         18.67%       $34.6667         1/12/05      $4,421,247    $10,030,302
Richard N. Anderson    150,000           7.5%        34.6667         1/12/05       1,768,499      4,012,121
Robert L. Recchia      150,000           7.5%        34.6667         1/12/05       1,768,499      4,012,121
Barry P. Hoffman       150,000           7.5%        34.6667         1/12/05       1,768,499      4,012,121
Richard Herpich        150,000           7.5%        34.6667         1/12/05       1,768,499      4,012,121

----------------
(*) All options listed herein were granted on January 12, 1999 and become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $41.33, $45.33 and $49.33, respectively. In any event, however, the options vest by January 12, 2003 and shall be exercisable until January 12, 2005.

(1) The exercise price for all stock option grants shown in this column is the closing sales price per share of Common Stock on the NYSE on the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
          AND FISCAL YEAR-END OPTION VALUES TO NAMED EXECUTIVE OFFICERS

                                                              Number of Securities         Value of Unexercised
                                                              Underlying Unexercised       In-the-Money Options
                                                               Options at FY-End(#)           at FY-End($)(*)
                         Shares Acquired
Name                     on Exercise(#)   Value Realized($)  Exercisable/Unexercisable   Exercisable/ Unexercisable
-------------------------------------------------------------------------------------------------------------------
Alan F. Schultz              93,536          $2,899,504           687,500 / 250,000        $10,955,719 / 3,692,699
Robert L. Recchia            37,500           1,134,019           265,000 / 110,000          4,162,705 / 1,696,663
Richard Herpich              25,000             547,800            237,000 / 92,000          3,566,830 / 1,355,164

----------------
(*) Based on the NYSE Composite closing price for the last business day of the 1999 fiscal year ($42.25). All of the stock options exercised by the Named Executive Officers listed above have exercise prices of $11.3333 per share with the exception of 9,000 stock options and 13,000 stock options exercised by Mr. Herpich which had exercise prices of $20.2917 and $21.75, respectively.

                            SUPPLEMENTAL BENEFIT PLAN

       The Company established a Supplemental Benefit Plan in 1998. The Supplemental Benefit Plan covers management employees who are designated by the Company's Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with the Company. The annual amount of supplemental benefit is calculated by multiplying a participant's years of credited service by one and one-half percent of the participant's average annual base pay while employed by the Company for the 36 months immediately preceding retirement or other termination of employment. The amount of supplemental benefit provided by the Supplemental Benefit Plan is payable semi-annually for a period of ten years, commencing upon retirement, death or other termination of employment. Supplemental benefits are provided on a non-contributing basis.

       The following table illustrates the maximum annual benefits payable to a participant for specified final average annual compensation and specified years of service, assuming retirement at age 65 and payment for a period of ten years:

  Final Average                                Participant's Years of Service
  Annual Base         -----------------------------------------------------------------------
     Salary              5         10         15         20        25         30        35
---------------------------------------------------------------------------------------------
    150,000           11,250     22,500     33,750     45,000    56,250     67,500     78,750
    175,000           13,125     26,250     39,375     52,500    65,625     78,750     91,875
    200,000           15,000     30,000     45,000     60,000    75,000     90,000    105,000
    225,000           16,875     33,750     50,625     67,500    84,375    101,250    118,125
    250,000           18,750     37,500     56,250     75,000    93,750    112.500    131,250
    275,000           20,625     41,250     61,875     82,500   103,125    123,750    144,375
    300,000           22,500     45,000     67,500     90,000   112.500    135,000    157,500
    350,000           26,250     52,500     78,750    105,000   131,250    157,500    183,750
    400,000           30,000     60,000     90,000    120,000   150,000    180,000    210,000
    450,000           33,750     67,500    101,250    135,000   168,750    202,500    236,250
    500,000           37,500     75,000    112,500    150,000   187,500    225,000    262,500
    550,000           41,250     82,500    123,750    165,000   206,250    247,500    288,750
    600,000           45,000     90,000    135,000    180,000   225,000    270,000    315,000

       Base compensation counted under the plan excludes bonuses, commissions or other compensation of any kind. Three-year average base compensation for each Named Executive Officer participating in the plan as of the end of the last fiscal year is: Alan F. Schultz $464,237, Richard N. Anderson $321,672, Barry P. Hoffman $291,672, Robert L. Recchia $291,672, and Richard Herpich $228,336. The benefits under the Supplemental Benefit Plan are not subject to any deduction for Social Security or any other offset amounts. The approximate number of years of service for each of the Named Executive Officers as of December 31, 1999 is:
17 years for Mr. Anderson; 21 years for Mr. Herpich; 17 years for Mr. Hoffman; 17 years for Mr. Recchia; and 15 years for Mr. Schultz.

                          STOCK PRICE PERFORMANCE GRAPH

The following performance graph shows the Company's annual cumulative total stockholder return on its Common Stock for the five full years ending December 31, 1995, 1996, 1997, 1998 and 1999 respectively, based on an assumed investment of $100. The graph compares the Company's performance with that of the Standard & Poor's S&P 500 Stock Index and a peer group consisting of Advo Inc., Catalina Marketing Corp., R.R. Donnelley & Sons, Interpublic Group of Companies and Times Mirror Company.

                   STOCKHOLDER RETURNS (DIVIDENDS REINVESTED)

                               [PERFORMANCE GRAPH]

                          Indexed Returns Years Ending

          Base
         Period
          1994     1995      1996      1997      1998      1999
          ----     ----      ----      ----      ----      ----
 VCI       100    116.67    140.83    246.67    344.17    422.50

 Peer
Group      100    144.08    159.09    206.99    265.22    315.24

 S&P
Index      100    137.58    169.17    225.60    290.08    351.12

                 (December fiscal year basis)
----------------

       This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

PHILOSOPHY

       The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase the profitability of the Company, and thereby increase stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Company's executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company's business objectives and performance targets, including increasing long-term stockholder value.

       The Compensation/Stock Option Committee of the Board of Directors is composed of the three directors listed below. Working with the Company, the Compensation/Stock Option Committee develops and implements compensation plans for the Company's executive officers.

COMPENSATION STRUCTURE

       The Compensation/Stock Option Committee believes that it is in the best interests of the Company and its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company. The Compensation/Stock Option Committee, working with management, has instituted a compensation structure which is designed to ensure that a high proportion of compensation is tied in some manner to both short-term and long-term corporate performance. Accordingly, the Company's compensation structure includes both cash-based and equity-based compensation consisting of base salary, annual cash bonuses, stock options and restricted stock awards.

       The annual cash compensation of the executive officers, including the Chief Executive Officer, for the year ended December 31, 1999, consisted of annual salary and cash bonuses. The cash bonuses were paid two times a year and were contingent upon the attainment by the Company of meeting semi-annual earnings per share targets that were set by the Committee for the six-month period ending June 30, 1999 and for the six-month period ending December 31, 1999. The Committee believes that a target based upon earnings per share emphasizes the Company's commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings - critical factors for assuring creation of value for its stockholders. Additionally, the Committee believes that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate executive officers to meet targets. The specific targets for the Company's fiscal year ended December 31, 1999 which were selected by the Committee are not disclosed herein because the Committee has determined that it is confidential business information, the disclosure of which would have an adverse effect on the Company.

       Non-cash compensation of executive officers for the year ended December 31, 1999, consisted of options granted under the Company's Amended and Restated 1992 Long-Term Incentive Plan and restricted stock granted pursuant to the Employee and Director Restricted Stock Award Plan or the Executive Restricted Stock Plan, as the case may be.

       The stock options produce value for executives only if the Company's stock price increases over the option exercise price, which for all options granted to such executives during 1999 is the fair market value of Valassis Common Stock on the date of grant. Although there are no particular targets with respect to executive officers' holdings of stock options, in general, the higher the level of an executive's responsibility, the larger this stock-based component of his or her compensation will be. In the past, the Compensation/Stock Option Committee had granted options that generally vested in equal portions over a five-year period. Commencing September 1998 and again in January 1999, to further strengthen the commonality of interest between senior management and the Company's stockholders, the Committee granted performance-based stock options to its executive officers that provide accelerated vesting in 1/3 increments as the Company's Common Stock meets certain specified price per share targets. The Committee determined that these performance-based options would provide even greater motivation for its executive officers to achieve the Company's performance targets.

       The Committee believes that grants of restricted stock further a sense of stock ownership by executive officers and give the Company a significant advantage in retaining key executives. Moreover, the Committee believes that restricted stock is a particularly appropriate vehicle for executives whose salaries are more fully developed and thus are used by the Company, in some cases, in lieu of salary increases. In order to assure the retention of high-level executives and to the compensation of those executives to the creation of long-term value for stockholders, the Compensation/Stock Option Committee provides that the restricted stock granted to executives in lieu of, or in supplement to, salary increase vests in approximately equal portions over a three-year period.

       All other compensation of executive officers consists of participation in the Valassis Employees Profit Sharing Plan and its 401(k) Plan. In addition, all employees of Valassis are eligible to participate in the Employee Stock Purchase Plan.

       The compensation of each executive officer (other than the Chief Executive Officer) is generally based on an annual review of such officer's performance by the Chief Executive Officer and his recommendations to the Compensation/Stock Option Committee. The compensation of the Chief Executive Officer is generally based on an annual review of such officer's performance by the Compensation/Stock Option Committee. In establishing and administering the variable elements in the compensation of the Company's executive officers, the Compensation/Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive's responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, and the degree to which he or she has contributed to the accomplishments of major tasks that advance the Company's goals. The Company's financial performance is a key factor that affects the overall level of compensation for executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

       Mr. Schultz is employed under an employment agreement which expires on December 31, 2003. The level of Mr. Schultz's salary and the semi-annual bonus to which he is entitled for the fiscal year ended December 31, 1999 is set forth in his employment agreement. The amount of Mr. Schultz's aggregate bonuses for the fiscal year ended December 31, 1999 was based on the achievement by the Company of certain semi-annual earnings per share targets set by the Compensation/Stock Option Committee. No bonus is earned unless at least 70 percent of the earnings per share target has been met by the Company. Based on the Company's earnings per share performance during 1999, Mr. Schultz received approximately 100 percent of his potential bonus, or $550,000. In addition, for the fiscal year ended December 31, 1999, Mr. Schultz received 11,250 shares of restricted stock pursuant to his employment agreement. For each subsequent fiscal year during the term of his employment agreement, Mr. Schultz will be eligible to receive 11,250 shares of restricted stock, an additional 11,250 shares of restricted stock if the Compensation/Stock Option Committee determines that a certain percentage of the performance targets have been met and an additional 11,250 shares of restricted stock under the Executive Restricted Stock Award Plan if a higher percentage of the performance targets have been met.

       During the fiscal year ended December 31, 1999, Mr. Schultz was paid a salary at a rate of $550,000 per year under his employment agreement. The Committee believes that Mr. Schultz's salary is reasonable in light of his outstanding leadership through the years. The Committee believes that Mr. Schultz's compensation level reflects the Committee's confidence in Mr. Schultz and the Company's desire to retain Mr. Schultz's outstanding talents at the head of the Company.

EXECUTIVE OFFICER COMPENSATION

       Each of the Company's executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period and to protect the Company with the establishment of no compete/no raid obligations for former executives. The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by a competitor of Valassis. The minimum compensation to which each executive officer was entitled for 1999 is specified in the employment agreement, and the bonuses, which are a major part of an executive's cash compensation, were based on the achievement by the Company of certain earnings per share targets. No bonus is earned unless a percentage of the earnings per share target with respect to each semi-annual period determined by the Committee has been met by the Company. No aggregate bonus may exceed 100 percent of an executive's annual base salary. Based on the Company's earnings per share performance for 1999, each executive received approximately 100 percent of his potential bonus.

       Stock options and restricted stock are awarded to the executives by the Compensation/Stock Option Committee. In determining the size of option and restricted stock awards for a particular executive officer, the Compensation/Stock Option Committee considers the amount of stock options and restricted stock previously awarded to other executive officers in a like position in addition to the other compensation considerations discussed above. During 1998, the Compensation/Stock Option Committee determined that, in order to further incentize management, certain eligible executive officers would be entitled to a certain amount of restricted stock if the Committee determines that a certain percentage of the performance targets have been met and an additional amount of restricted stock if a higher percentage of the performance targets have been met. The amount of restricted stock and applicable performance target is specified in the executive's employment agreement.

       The Compensation/Stock Option Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies with which the Company would be compared for stock performance purposes. Many of the businesses with which the Company competes for executive talent are substantially larger and have greater financial resources than the Company. The Committee believes that one of the Company's most direct competitors is a non-publicly traded company for which no information regarding stock performance or executive compensation is available.

       The Compensation/Stock Option Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

       In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), the Compensation/Stock Option Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

       This report by the Compensation/Stock Option Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                       COMPENSATION/STOCK OPTION COMMITTEE

                           Ambassador Faith Whittlesey
                               Brian J. Husselbee
                               Marcella A. Sampson

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During the fiscal year ended December 31, 1999, Ambassador Faith Whittlesey, Brian J. Husselbee and Marcella A. Sampson served on the Compensation/Stock Option Committee. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation/Stock Option Committee.

                              EMPLOYMENT CONTRACTS

       The Company has employment agreements with each of Alan F. Schultz, Richard Herpich, Richard N. Anderson, Robert L. Recchia and Barry Hoffman, its Named Executive Officers (each, an "Employment Agreement," and collectively, such employment agreements, the "Employment Agreements"). The following summary of certain provisions of the Employment Agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the Employment Agreements. Copies of the Employment Agreements are exhibits to the Company's SEC filings and are available as described under "Available Information."

       Mr. Schultz's Employment Agreement expires December 31, 2003, Mr. Herpich's Employment Agreement expires December 31, 2002, Mr. Anderson's Employment Agreement expires June 30, 2001, Mr. Recchia's Employment Agreement expires September 30, 2001 and Mr. Hoffman's Employment Agreement expires December 31, 2001. During the fiscal year ended December 31, 1999, the Company increased each of the foregoing executive's annual base salary. Mr. Schultz's Employment Agreement was amended to provide that he is entitled to an annual base salary equal to $600,000. Mr. Anderson's Employment Agreement provides that he is entitled to an annual base salary equal to $335,000. Mr. Herpich's Employment Agreement provides that he is entitled to an annual base salary equal to $250,000. Pursuant to their respective Employment Agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $310,000. Further, the Employment Agreements of each of Mr. Anderson, Mr. Herpich, Mr. Hoffman and Mr. Recchia provide that each such executive is entitled to receive 2,250 shares of restricted stock for each year during the term of his respective Employment Agreement pursuant to the Company's Executive Restricted Stock Award Plan adopted July 10, 1995 and up to an additional 4,500 shares of restricted stock for each year during the term of his Employment Agreement if the Company achieves certain performance targets. Mr. Schultz's Employment Agreement provides that he is entitled to receive 11,250 shares of restricted stock for each year during the term of his Employment Agreement and up to 22,500 shares of restricted stock for each year during the term of his Employment Agreement pursuant to the Executive Restricted Stock Award Plan adopted on July 10, 1995 if the Company achieves certain performance targets. In addition, pursuant to the terms of their respective Employment Agreements, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee. See "Compensation/Stock Option Committee Report on Executive Compensation."

       Under the terms of all the Employment Agreements for the Named Executive Officers, if Valassis terminates any of the executives' employment other than for Cause (as defined in the respective Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. The Employment Agreements provide that, under certain circumstances, Valassis shall also maintain the executive's participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

       In the event of a termination by reason of death or disability of an executive officer (as defined in the respective Employment Agreements), Valassis shall pay to such executive or his estate in a lump sum his annual base salary through the date of termination, an amount equal to the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination.

       If Valassis terminates the employment of any of the foregoing executive officers for Cause, or any such executive officer terminates his employment with the Company without Good Reason, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement.

       Under the terms of their Employment Agreements, the executive officers are prohibited from competing with the Company during the periods of their scheduled employment with the Company. In the cases of Messrs. Anderson, Herpich, Hoffman, Recchia and Schultz, this non-competition provision may continue for up to two years following the scheduled termination of their respective employment, at the Company's option, during which period the Company is required to pay such executives, as applicable, their annual base salaries. In the case of Mr. Schultz, his Employment Agreement provides that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, so long as the Corporation pays Mr. Schultz his annual base salary during each of the first three years of such seven year period and an amount equal to one-half of such annual base salary during each of the last four years of such period.

       While there are no specific change of control arrangements in the Employment Agreements, a change of control of Valassis could result in one or more of the executives being terminated other than for Cause, or one or more of the executives terminating his employment for Good Reason. In either of such events, the severance arrangements described above would apply.

2.     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

       The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants ("Deloitte & Touche"), as the auditors of the Company for the 2000 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Deloitte & Touche has audited the Company's financial statements since the year ended December 31, 1997.

       If the appointment of Deloitte & Touche for the 2000 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

       Ratification of the selection of Deloitte & Touche as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2000 FISCAL YEAR.

                                     GENERAL

OTHER MATTERS

       The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

       The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

       The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

       Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

       If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received in writing at the Company's principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P. Hoffman, Executive Vice President, Secretary and General Counsel not later than December 13, 2000. Stockholders wishing to bring a proposal before the next Annual Meeting of Stockholders (but not include it in the Company's proxy statement and form of proxy relating to such Annual Meeting) must cause written notice of the proposal to be received by Barry P. Hoffman at the Company's principal executive offices at the address set forth above by no later than February 26, 2001.

                                         By Order of the Board of Directors,

                                         BARRY P. HOFFMAN
                                         Secretary

                                     PROXY

                          VALASSIS COMMUNICATIONS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, or any of them, with full power of substitution and revocation, as attorneys and proxies for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of VALASSIS COMMUNICATIONS, INC. owned or entitled to be voted by the undersigned as of the record date at the Annual Meeting of Stockholders of said Company scheduled to be held at Essex House, 160 Central Park South, New York City, New York 10019, on Tuesday, May 16, 2000 at 9:00 A.M. Eastern Time or at any adjournment or adjournments of said meeting on the following proposals as indicated.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

             \/  Please Detach and Mail in the Envelope Provided \/




     Please mark your
/X/  votes as in this
     example.

                   FOR all nominees
                   listed at right
                  (except as marked        WITHHOLD                                                              FOR AGAINST ABSTAIN
                to the contrary below)                Nominees: Richard N. Anderson  2. To ratify the
1. Election of             / /               / /                Patrick F. Brennan      appointment of Deloitte  / /   / /     / /
   Nine                                                         Seith Goldstein         & Touche LLP as the
   Directors                                                    Brian J. Husselbee      Company's independent
                                                                Joseph E. Laird, Jr.    auditors for the fiscal
INSTRUCTION: To withhold authority to vote for any individual   Robert L. Recchia       year ending December 31, 2000.
nominee, write that nominee's name in the space provided        Marcella A. Sampson
below.                                                          Alan F. Schultz      3. To transact such other business as may
                                                                Faith Whittlesey        properly come before the meeting or any
------------------------------------------------------------                            adjournment thereof.

                                                                                        This proxy if properly executed and
                                                                                        returned will be voted in accordance
                                                                                        with the directions specified herein. If
                                                                                        no directions are specified, this proxy,
                                                                                        will be voted FOR the election of the
                                                                                        Directors named at left or their
                                                                                        substitutes as designated by the Board
                                                                                        of Directors and the proposal to ratify
                                                                                        the appointment of Deloitte & Touche LLP
                                                                                        as the Company's independent auditors
                                                                                        for the fiscal year ending December 31,
                                                                                        2000. The proxies are authorized to vote
                                                                                        as they may determine in their
                                                                                        discretion, upon such other business as
                                                                                        may properly come before the meeting.

                                                                                        SIGN, DATE AND MAIL IN POSTAGE PAID
                                                                                        ENVELOPE PROVIDED.

                                                                                Dated:                  , 2000
----------------------------------    ---------------------------------------         ------------------
     SIGNATURE OF STOCKHOLDER                SIGNATURE OF CO-HOLDER (IF ANY)

NOTE: Please sign exactly as your name appears hereon and date. Joint owners should each sign. Trustees and fiduciaries should indicate the capacity in which they are signing.